--------------------------
            GRAY CARY WARE
             & FREIDENRICH
A PROFESSIONAL CORPORATION


Attorneys at Law
400 Hamilton Avenue
Palo Alto, CA 94301-1825
Tel (415) 328-6561
Fax (415) 327-3699

http://www.gcwf.com

                                                     Our File No.
                                                   1260147-901300

                        November 29, 1996

VIA EDGAR

Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C. 20549

     RE:  ZORAN CORPORATION
          REGISTRATION STATEMENT ON FORM S-4

Ladies and Gentlemen:

     As counsel to Zoran Corporation, a Delaware corporation (the "Company"), we are rendering this opinion in connection with the proposed issuance of those certain shares of the Company's Common Stock, as set forth in the Registration Statement on Form S-4 to which this opinion is being filed as
Exhibit 5.1 (the "Shares"), upon consummation of the proposed merger of See Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of the Company, with and into CompCore Multimedia, Inc., a California corporation. We have examined all instruments, documents and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies.

     We express no opinion with respect to (i) the availability of equitable remedies, including specific performance, or (ii) the effect of bankruptcy, insolvency, reorganization, moratorium or equitable principles relating to or limiting creditors' rights generally.

     Based on such examination, we are of the opinion that the Shares identified in the above-referenced Registration Statement will be, upon effectiveness of the Registration Statement and receipt by the Company of payment therefor, validly authorized, legally issued, fully paid and nonassessable.


SAN DIEGO . SAN DIEGO/GOLDEN TRIANGLE . PALO ALTO . LA JOLLA . SAN JOSE .
               IMPERIAL VALLEY . MEXICO CITY . TIJUANA

GRAY CARY WARE & FREIDENRICH

Securities and Exchange Commission
November 29, 1996
Page 2

     We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the use of our name wherever it appears in said Registration Statement, including the Prospectus constituting a part thereof, as originally filed or as subsequently amended.

                              Respectfully submitted,

                              /s/ GRAY CARY WARE & FREIDENRICH
                              -------------------------------------
                              GRAY CARY WARE & FREIDENRICH
                              A Professional Corporation